Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated November 19, 2013 in the Registration Statement on Form F-1 and related Prospectus of Evogene Ltd., dated November 19, 2013.

Tel Aviv, Israel

November 19, 2013

/s/ Kost Forer Gabbay & Kasierer

KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global